Exhibit T3A-7

STATE OF ARIZONA

Office of the

CORPORATION COMMISSION

I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:

ARTICLES OF INCORPORATION, 01/21/2000

consisting of 6 pages, is a true and complete copy of the original of said document on file with this office for:

WILLIAM LYON SOUTHWEST, INC.

ACC file number: -0936841-5

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: October 17, 2011.

SEAL OF THE ARIZONA CORPORATION COMMISSION * 1912 *

Executive Director

By:

ARIZONA CORPORATION COMMISSIONCORPORATIONS DIVISION

Phoenix Address: 1500 West Washington

Tucson Address: 400 West Congress Phoenix, Arizona 85007-2939 Tucson, Arizona 85701-1147

CERTIFICATE OF DISCLOSUREA.R.S. 10-202.D

CHECK APPROPRIATE BOX (A OR B)

ANSWER “C”

William Lyon Southwest, Inc.

EXACT CORPORATE NAME

THE UNDERSIGNED CERTIFY THAT:

A No persons serving either by elections or appointment as officers, directors, trustees, incorporators and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1. Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

2. Have been convicted of a felony, the essential elements of which [To come] of fraud, misrepresentation, theft by [To come] restrains of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3. Have been or era subject to an injunction, judgment. [To come] or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction judgment, decree or permanent order:

(a) Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or

(b) Involved the violation of the consumer fraud laws of that jurisdiction, or

(c) Involved the violation of the antitrust or restraint of trade laws of that jurisdiction

B. For any person or persons who have been or are subject to one or more of the statements in Items A.1 through A.3 above, the following information MUST be attached:

1. Full name, prior name(s) and [To come], if deed.

2. Full birth name.

3. Present home address.

4. Prior addresses (for immediate preceding 7-year period).

5. Date and location of birth.

6. Social Security number.

7. The nature and description of such conviction or judicial action, date and [To come], the court and public agency involved and file or cause number of case.

C. Has any Person as on officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership Interest in any corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or Jurisdiction?

Yes No X

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the corporation.

2. Full name (including aliases) and address of each person involved.

3. State(s) in which the corporation: (a) Was Incorporated. (b) Has transacted business.

4. Dates of corporate operation.

5. Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is Dec. 31.

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including say attachments, and to the best of my(our) knowledge and belief it is true, correct and complete. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY

PRINT NAME Linda L. Foster

TITLE Incorp. /Officer

DATE 01-20-2000

BY

PRINT NAME

TITLE

DATE

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of say either proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file as AMENDED certificate signed by at least the duly authorized officer of the corporation.

FOREIGN CORPORATIONS MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CF: 0022—Business Corporations

Rev: 7/96

[To come]

STATE OF ARIZONA /

ACC.FAX

DATE FILED

JAN 21 2000

DATE APPR 01-21-2000

TERM

BY Mindy Robinson

-0936841-5

ARTICLES OF INCORPORATION OF

WILLIAM LYON SOUTHWEST, INC.

an Arizona corporation

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Arizona, and as and for such purpose, do hereby adopt the following Articles of Incorporation:

FIRST: The name of this corporation shall be: William Lyon Southwest, Inc. (the “Corporation”).

SECOND: The known place of business of the Corporation shall be at 3025 S, 48th Street, Suite 4, Tempe, Arizona 85282.

THIRD: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time,

FOURTH: The character of business which this Corporation initially intends to conduct in Arizona is the business of real estate sales and development.

FIFTH: The authorized capital stock of the Corporation shall be one hundred thousand shares (100,000) of common stock, no par value.

SIXTH: The Corporation hereby appoints Lars O. Lagerman of Phoenix, Maricopa County, Arizona, whose address is Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406, its lawful statutory agent in and for the State of Arizona.

SEVENTH: The number of directors constituting the initial board of directors shall be three. The names and addresses of the persons who arc to serve until their successors are elected and qualify are as follows:

William Lyon Wade H. Cable

19 Corporate Plaza 19 Corporate Plaza

Newport Beach, CA 92660 Newport Beach, CA 92660

David M. Siegel

19 Corporate Plaza

Newport Beach, CA 92660

EIGHTH: The name and address of the incorporator is:

Linda L. Foster

19 Corporate Plaza

Newport Beach, CA 92660

All powers, duties, and responsibilities of the incorporator shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

NINTH: The following officers of the Corporation are elected to hold office for the ensuing year until the respective successors are chosen and qualified, as follows:

Chairman of the Board William Lyon

President Wade H. Cable

Sr. Vice President and Chief Financial David M. Siegel Officer

Sr. Vice President and General Counsel Nancy M. Hartan

Sr. Vice President and Area Manager Larry K. Fosholt

Sr. Vice President Richard S. Robinson

Vice President and Corporate Secretary Linda L. Foster

Vice President and Corporate Controller W. Douglass Harris

Vice President and Assistant Secretary Michael D. Grubbs

Vice President and Assistant Secretary Cynthia E. Hardgrave

Vice President C. Dean Stewart

Vice President Larry Sears

Asst. Secretary and Designated Broker Fortino A. Gonzales

Assistant Secretary Justine Black

Assistant Secretary Charles Caldwell

Assistant Secretary Billy Littleton

Assistant Secretary Maurcen W. Maxwell

Assistant Secretary Kathryn A. Sampson

Assistant Treasurer Brian J. Aitken

Assistant Treasurer Jane E. Cochrane

Assistant Treasurer Gary W. Cogan

Assistant Treasurer Kathleen Martin-Jensen

TENTH: The Corporation shall indemnify, to the maximum extent from time to time permitted by applicable law, any person who incurs liability or expense by reason of such person acting as an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. The indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

ELEVENTH: To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

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TWELFTH: The Corporation shall have the right to pay dividends payable in shares of one class of stock to holders of shares of another class of stock of the Corporation, and no shareholder approval or ratification of any such dividend shall be required.

IN WITNESS WHEREOF, the undersigned incorporate does hereinto sign her name this 20th day of January, 2000.

Linda L. Foster

Vice President and Secretary

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The undersigned, having been designated to act as statutory agent, hereby consents to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

Lars O. Lagerman

241093

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